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                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation by reference in Registration Statement No.
33-68196 on Form S-8 dated September 1, 1993 and Registration Statement No. 333-63597 on Form S-8 dated September 17, 1998 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Hickok Incorporated for the year ended September 30, 1998.




MEADEN & MOORE, Ltd.
Certified Public Accountants


December 21, 1998
Cleveland, Ohio